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                                                                    Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
divine interVentures, inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

Chicago, Illinois
June 29, 2000